Exhibit 99.1

ITW Delivers $1.90 Earnings per Share, up 23%
Raises guidance for 2018 after solid Q1 financial results

•	GAAP EPS was $1.90, up 23% versus prior year

•	Total revenue was $3.7 billion, an increase of 8%; organic growth was 3%

•	Operating margin was 24.1%, an increase of 90 bps

•	Operating income was up 12% to $903 million and after-tax ROIC was 27.7%

•	Raising full year guidance by $0.15 at the midpoint, up 17% versus prior year

GLENVIEW, Ill., April 26, 2018 - Illinois Tool Works Inc. (NYSE: ITW) today reported first quarter 2018 GAAP earnings of $1.90 per share, a 23% increase compared to the year ago period. Revenue was up 8% with 3% organic growth.

Operating income was $903 million in the quarter, an increase of 12 percent, and operating margin was 24.1 percent, an increase of 90 basis points. Enterprise Initiatives contributed 110 basis points of margin improvement, more than offsetting 50 basis points of unfavorable price/cost margin impact. While price/cost impact was dilutive to margin percentage, on a dollar basis pricing actions more than offset the impact of raw material cost inflation.

“We are off to a solid start in 2018,” said E. Scott Santi, Chairman and Chief Executive Officer. “Despite lower than expected auto builds impacting our Automotive OEM segment, we delivered three percent organic revenue growth which, along with strong execution on our enterprise initiatives and disciplined price/cost management, resulted in operating earnings growth of 12 percent year on year for the quarter. As we look ahead at the balance of the year, the combination of ITW’s resilient high quality business portfolio, positive underlying demand trends, and additional benefits from enterprise initiatives have the company well positioned for continued top and bottom line growth. As a result, we are raising our full year EPS guidance by $0.15 at the mid-point.”

All seven of the company’s business segments delivered positive year on year organic growth, led by Welding (+8 percent), Test & Measurement and Electronics (+8 percent) and Construction Products (+3 percent).

After-tax return on invested capital was 27.7 percent, an improvement of 400 basis points, of which 350 basis points is a result of the new U.S tax rules and regulations.

In the first quarter, Free Cash Flow was $444 million, an increase of 11 percent. The company repurchased $500 million of its own shares.

2018 Guidance
ITW is raising its 2018 full-year guidance by $0.15 at the mid-point to a range of $7.60 to $7.80 per share, up from prior guidance of $7.45 to $7.65 per share, reflecting 17 percent EPS growth year on year at the midpoint. The company expects organic growth of three to four percent, operating margin in the range of 25 to 25.5 percent, free cash flow at or above 100 percent of net income, and an effective tax rate of approximately 25 percent for the year.

For the second quarter 2018, the company expects earnings to be in the range of $1.90 to $2.00 per share, up 15 percent at the mid-point, with organic growth of three to four percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, operating margin, free cash flow, effective tax rate, after-tax return on invested capital, timing and amount of share repurchases and expected dividend payout ratio. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2017.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.3 billion in 2017. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
	March 31,
In millions except per share amounts	2018	2017(1)
Operating Revenue	$3,744	$3,471
Cost of revenue	2,181	2,003
Selling, administrative, and research and development expenses	612	608
Amortization and impairment of intangible assets	48	53
Operating Income	903	807
Interest expense	(66)	(64)
Other income (expense)	12	6
Income Before Taxes	849	749
Income Taxes	197	213
Net Income	$652	$536

Net Income Per Share:
Basic	$1.92	$1.55
Diluted	$1.90	$1.54

Cash Dividends Per Share:
Paid	$0.78	$0.65
Declared	$0.78	$0.65

Shares of Common Stock Outstanding During the Period:
Average	340.2	346.2
Average assuming dilution	342.8	349.0

(1)
The first quarter of 2017 has been restated to reflect the adoption of new accounting guidance in 2018 which resulted in the presentation of $2 million of other net periodic benefit income in Other income (expense) rather than in Operating Income, with no change in Net Income.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	March 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and equivalents	$1,940	$3,094
Trade receivables	2,874	2,628
Inventories	1,335	1,220
Prepaid expenses and other current assets	274	336
Total current assets	6,423	7,278

Net plant and equipment	1,829	1,778
Goodwill	4,795	4,752
Intangible assets	1,226	1,272
Deferred income taxes	658	505
Other assets	1,232	1,195
	$16,163	$16,780

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$660	$850
Accounts payable	655	590
Accrued expenses	1,250	1,258
Cash dividends payable	264	266
Income taxes payable	96	89
Total current liabilities	2,925	3,053

Noncurrent Liabilities:
Long-term debt	6,889	7,478
Deferred income taxes	689	164
Noncurrent income taxes payable	614	614
Other liabilities	883	882
Total noncurrent liabilities	9,075	9,138

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,220	1,218
Retained earnings	20,228	20,210
Common stock held in treasury	(16,055)	(15,562)
Accumulated other comprehensive income (loss)	(1,240)	(1,287)
Noncontrolling interest	4	4
Total stockholders’ equity	4,163	4,589
	$16,163	$16,780

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$901	$217	24.1%
Food Equipment	527	130	24.6%
Test & Measurement and Electronics	543	127	23.4%
Welding	423	117	27.7%
Polymers & Fluids	442	92	20.9%
Construction Products	428	95	22.2%
Specialty Products	485	130	26.7%
Intersegment	(5)	—	—%
Total Segments	3,744	908	24.3%
Unallocated	—	(5)	—%
Total Company	$3,744	$903	24.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q1 2018 vs. Q1 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.0%	0.4%	7.6%	7.6%	0.3%	2.9%	0.5%	2.6%
Acquisitions/Divestitures	—%	—%	—%	—%	—%	—%	(0.3)%	—%
Translation	7.8%	5.6%	5.5%	1.8%	3.5%	5.4%	4.7%	5.3%
Operating Revenue	8.8%	6.0%	13.1%	9.4%	3.8%	8.3%	4.9%	7.9%

Q1 2018 vs. Q1 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	10 bps	10 bps	210 bps	110 bps	20 bps	70 bps	10 bps	60 bps
Changes in Variable Margin & OH Costs	(80) bps	(80) bps	100 bps	(100) bps	(40) bps	(90) bps	(40) bps	—
Total Organic	(70) bps	(70) bps	310 bps	10 bps	(20) bps	(20) bps	(30) bps	60 bps
Acquisitions/Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	40 bps	20 bps	30 bps	(10) bps	50 bps	(10) bps	10 bps	30 bps
Total Operating Margin Change	(30) bps	(50) bps	340 bps	—	30 bps	(30) bps	(20) bps	90 bps

Total Operating Margin % *	24.1%	24.6%	23.4%	27.7%	20.9%	22.2%	26.7%	24.1%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	280 bps	30 bps	380 bps	40 bps	120 bps	140 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.11) on GAAP earnings per share for the first quarter of 2018.

Full Year 2017 vs Full Year 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	4.1%	0.5%	4.8%	3.2%	1.0%	2.9%	3.5%	2.9%
Acquisitions/Divestitures	8.9%	—%	—%	—%	—%	—%	(1.1)%	1.8%
Translation	1.2%	0.1%	—%	0.3%	1.0%	1.0%	0.4%	0.6%
Operating Revenue	14.2%	0.6%	4.8%	3.5%	2.0%	3.9%	2.8%	5.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
Dollars in millions	2018	2017	2017
Operating income	$903	$807	$3,485
Less: Legal settlement income	—	—	(95)
Adjusted operating income	903	807	3,390
Tax rate(1)	25.0%	28.3%	28.3%
Income taxes	(226)	(229)	(958)
Operating income after taxes	$677	$578	$2,432

Invested capital:
Trade receivables	$2,874	$2,534	$2,628
Inventories	1,335	1,158	1,220
Net plant and equipment	1,829	1,674	1,778
Goodwill and intangible assets	6,021	6,016	6,024
Accounts payable and accrued expenses	(1,905)	(1,723)	(1,848)
Other, net	(382)	222	21
Total invested capital	$9,772	$9,881	$9,823

Average invested capital	$9,797	$9,748	$10,005
Annualized return on average invested capital	27.7%	23.7%	24.3%

(1)
The tax rate for the three months ended March 31, 2018 represents the estimated effective tax rate for the full year of 2018. The tax rate for the twelve months ended December 31, 2017 excludes the impact of the $658 million discrete tax charge related to the 2017 U.S. tax legislation.

After-tax return on invested capital for the three months ended March 31, 2018 was 27.7 percent, an improvement of 400 basis points, of which 350 basis points is a result of the new U.S. tax rules and regulations.

FREE CASH FLOW (UNAUDITED)

	Three Months Ended
	March 31,
Dollars in millions	2018	2017
Net cash provided by operating activities	$538	$463
Less: Additions to plant and equipment	(94)	(64)
Free cash flow	$444	$399

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

IMPACT OF THE "TAX CUTS AND JOBS ACT" AND LEGAL SETTLEMENT ON 2017 RESULTS

Following the passing of the “Tax Cuts and Jobs Act” in the U.S., ITW recorded a one-time tax charge of $658 million in the fourth quarter of 2017. Additionally, as previously disclosed, ITW entered into a confidential legal settlement, resulting in a favorable one-time benefit of $95 million in 2017. The following schedule illustrates the impact of these items on the Company’s full-year 2017 financial results:

Dollars in millions	Full Year 2017(1)	Legal Item	Tax Charge	Full Year 2017 Ex. Items
Total Revenue	$14,314	—	—	$14,314
Operating Income	3,485	+$95	—	3,390
Operating Margin	24.3%	+60 bps	—	23.7%
Tax Rate	48.4%	—	+20.1%-pts	28.3%
Net Income	$1,687	+$59	($658)	$2,286
EPS	$4.86	+$0.17	($1.90)	$6.59

(1)
Full year 2017 has been restated to reflect the adoption of new accounting guidance in 2018 which resulted in the presentation of $9 million of other net periodic benefit income in Other income (expense) rather than in Operating Income, with no change in Net Income.